Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference of our report dated November 2, 2000 on our audit of the financial statements and financial highlights of the Grizzly Short Fund and the Leuthold Select Industries Fund (two of the portfolios constituting the Leuthold Funds, Inc.), and to all references to our firm included in or made a part of this Form N-1A Registration Statement, Post-Effective Amendment No. 8.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
March 12, 2001